UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

CYCLACEL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Cyclacel Pharmaceuticals, Inc. (the “Company”) has decided not to declare the quarterly cash dividend on the Preferred Stock with respect to the third quarter of 2010 that would have otherwise been payable on November 1, 2010.

Item 5.07 Submission of Matter to a Vote of Security Holders.

The previously adjourned special meeting of the holders of the Company’s 6% Exchangeable Convertible Preferred Stock (the “Preferred Stock”) was held on November 1, 2010, at 1:00 p.m. The special meeting originally noticed for October 4, 2010, had been adjourned to November 1, 2010, due to a lack of quorum at the October 4th meeting, as disclosed in the Company’s Current Report on Form 8-K filed on October 6, 2010. A quorum was not reached at the November 1, 2010 meeting either, with 505,773 shares of Preferred Stock present in person and by proxy at the meeting, representing only 41.69% of the issued and outstanding shares of the Company’s Preferred Stock. The meeting was not further adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Name: Paul McBarron
Title: Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: November 2, 2010